Exhibit 99.1

Eargo Reports Second Quarter 2021 Financial Results

Increases Full Year Net Revenue Guidance to Between $93 Million and $96 Million

Second Quarter 2021 Highlights:

•	Net revenues of $22.9 million, up 43.7% year-over-year

•	Gross systems shipped of 12,548, up 38.8% year-over-year

•	Return accrual rate of 24.1%, a 3.0 percentage point improvement year-over-year

•	GAAP gross margin of 71.8%, up 4.5 percentage points year-over-year; non-GAAP gross margin of 72.3%, up 5 percentage points year-over-year

•

GAAP sales and marketing expense as a percent of net revenues of 95.7%, a 27.7 percentage point increase year-over-year; non-GAAP sales and marketing expense as a percent of net revenues of 87.4%, a 20.2 percentage point increase year-over-year

•	Initial launch of Eargo 5 in late 2Q21; full commercial launch in early 3Q21

•	Acquisition of web-based, self-administered hearing screening technology

SAN JOSE, CA., August 12, 2021 – Eargo, Inc. (Nasdaq: EAR), a medical device company on a mission to improve the quality of life of people with hearing loss, today reported its financial results for the second quarter ended June 30, 2021.

Christian Gormsen, President and CEO, said “Following a strong start to the year, we saw growth in demand across multiple customer types during the second quarter, including both insurance and cash pay, driving 44% year-over-year revenue growth. The shift in mix towards insurance customers facilitated a lower year-over-year return accrual rate of 24.1% and contributed to non-GAAP gross margin improvement of five percentage points year-over-year.”

Mr. Gormsen concluded, “Operationally, the second quarter culminated with a significant milestone accomplishment for Eargo, as we began shipping our most revolutionary product ever, Eargo 5. Since then, we have initiated our full commercial launch early in the third quarter and have seen strong initial commercial traction. We are incredibly excited about how Eargo 5 will support our mission of helping more people hear better. We are also pleased to announce the acquisition of certain assets from Clementine, an early-stage developer of web-based, self-administered hearing screening technology, which we believe will further advance our long-term strategic initiative to empower more consumers to solve for their hearing loss.”

Second Quarter 2021 Financial Results

Net revenue was $22.9 million for the second quarter of 2021, compared to $15.9 million for the second quarter of 2020. The increase was driven by an increase in gross systems shipped and a decrease in the sales return accrual rate.

Gross profit for the second quarter of 2021 was $16.4 million compared to $10.7 million for the second quarter of 2020. Gross margin increased to 71.8% for the second quarter of 2021, compared with 67.3% for the second quarter of 2020. The increase was primarily due to a decrease in sales returns as percentage of gross systems shipped, and lower cost of goods sold per unit.

Total operating expenses were $35.5 million or 155.1% of net revenues for the second quarter of 2021, compared with $16.3 million or 102.3% of net revenues for the second quarter of 2020. The increase was primarily due to higher sales and marketing investments in demand generation, costs associated with the Eargo 5 launch, personnel investments to scale the organization for growth, stock-based compensation and expenses related to being a public company.

Sales and marketing expenses were $21.9 million or 95.7% of net revenues for the second quarter of 2021, compared with $10.8 million or 68.0% of net revenues for the second quarter of 2020.

Research and development expenses were $5.2 million or 22.5% of net revenues for the second quarter of 2021, compared with $2.2 million or 13.9% of net revenues for the second quarter of 2020.

General and administrative expenses were $8.4 million or 36.8% of net revenues for the second quarter of 2021, compared with $3.3 million or 20.5% of net revenues for the second quarter of 2020.

Excluding stock-based compensation expense, non-GAAP operating expenses were $30.4 million, including research and development expenses of $4.1 million, sales and marketing expenses of $20.0 million, and general and administrative expenses of $6.3 million. Please refer to the section below titled “Use of Non-GAAP Financial Measures” and the non-GAAP reconciliation tables at the end of this press release.

Net loss attributable to common stockholders for the second quarter of 2021 was ($19.3) million, or ($0.50) per share, compared to a net loss of ($6.6) million, or ($23.66) per share, for the second quarter of 2020. Excluding stock-based compensation expense, non-GAAP net loss attributable to common stockholders for the second quarter of 2021 was ($14.1) million, or ($0.36) per share, compared to a non-GAAP net loss of ($6.1) million, or ($21.97) per share for the same period in 2020.

Cash and cash equivalents were $179.4 million as of June 30, 2021, compared to $212.2 million as of December 31, 2020.

Accounts receivable, net was $15.4 million as of June 30, 2021. The increase in accounts receivable from March 31, 2021 was primarily due to a claims audit by an insurance company that is our largest third-party payor, who accounted for approximately 80% of our gross accounts receivable as of June 30, 2021. During the audit, claims since March 1, 2021 have not been paid. The Company is in active discussions with the payor and continues to work toward conclusion of the audit.

Full Year 2021 Financial Guidance

•	Increasing net revenue guidance from between $89 million and $93 million to between $93 million and $96 million

•	Reiterating GAAP gross margin guidance of between 68% and 71%

•	Reiterating non-GAAP gross margin of between 70% and 72%

Conference Call and Webcast Information

Eargo will host a conference call to discuss the second quarter financial results after market close on Thursday, August 12, 2021, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone at (833) 649-1234 for U.S. callers or (914) 987-7293 for international callers, using conference ID: 6691066. The live webinar can be accessed at ir.eargo.com.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first and only virtually invisible, rechargeable, completely-in-canal, FDA regulated, exempt Class I or Class II devices for the treatment of hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo solution is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s fifth generation device, Eargo 5, is a medical-grade, FDA Class II exempt hearing device designed to be customizable by the user to their hearing preferences through all new Sound Match™ technology. Eargo 5 is available for purchase here.

Related Links

http://eargo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding our full year 2021 financial guidance, our ability to deliver on that guidance while driving innovation, the acquisition of assets from Clementine further advancing our long-term strategic initiative, and third-party payor audit. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the outcome of ongoing third-party payor audits and the risk that insurance companies may seek recoupments of previous claims paid and deny any claims subject to the audits, and we have received some denials to date, or future claims if the audits are not concluded in our favor following processes for appeal and, if necessary, corrective action; the risk that we may not meet our financial guidance, which assumes favorable conclusion of the ongoing audit being conducted by our largest third-party payor; the impact of unfavorable resolutions of third-party payor audits on our future financial results, including our revenue recognition, sales return rate and bad debt reserve; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including our ability to maintain or increase insurance coverage of Eargo hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the pending over-the-counter hearing aid pathway regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in Eargo’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, and basic and diluted net income/loss per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include charges such as stock-based compensation, as listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of this item in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Investor Contact

Nick Laudico

Vice President of Investor Relations

ir@eargo.com

Media Contact

Brad Sheets

eargo@edelman.com

Eargo, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$179,354	$212,185
Accounts receivable, net	15,361	3,793
Inventories	3,202	2,739
Prepaid expenses and other current assets	2,906	3,740

Total current assets	200,823	222,457
Operating lease right-of-use assets	959	1,079
Property and equipment, net	9,804	8,034
Intangible assets, net	1,990	—
Goodwill	873	—
Other assets	1,086	1,062

Total assets	$215,535	$232,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,764	$6,020
Accrued expenses	14,429	13,909
Other current liabilities	2,286	2,448
Deferred revenue, current portion	69	311
Lease liability, current portion	824	1,030

Total current liabilities	24,372	23,718
Lease liability, noncurrent portion	209	166
Long-term debt, noncurrent portion	15,045	14,837

Total liabilities	39,626	38,721

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Common stock; $0.0001 par value; 110,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 39,141,571 and 38,246,601 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	4	4
Additional paid in capital	407,906	392,965
Accumulated deficit	(232,001)	(199,058)

Total stockholders’ equity	175,909	193,911

Total liabilities and stockholders’ equity	$215,535	$232,632

Eargo, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue, net	$22,883	$15,921	$44,931	$28,590
Cost of revenue	6,462	5,205	12,759	9,861

Gross profit	16,421	10,716	32,172	18,729
Operating expenses:
Research and development	5,148	2,208	9,926	5,017
Sales and marketing	21,903	10,828	38,758	21,687
General and administrative	8,432	3,257	15,919	9,335

Total operating expenses	35,483	16,293	64,603	36,039

Loss from operations	(19,062)	(5,577)	(32,431)	(17,310)
Other income (expense), net:
Interest income	6	2	17	23
Interest expense	(266)	(877)	(529)	(1,143)
Other income (expense), net	—	(140)	—	100

Total other income (expense), net	(260)	(1,015)	(512)	(1,020)

Loss before income taxes	(19,322)	(6,592)	(32,943)	(18,330)
Income tax provision	—	—	—	—

Net loss and comprehensive loss	$(19,322)	$(6,592)	$(32,943)	$(18,330)

Net income (loss) attributable to common stockholders, basic and diluted	$(19,322)	$(6,592)	$(32,943)	$(18,330)

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.50)	$(23.66)	$(0.85)	$(67.04)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	38,806,861	278,614	38,546,557	273,414

Eargo, Inc.

Results of Operations – Reconciliation between GAAP and Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

Reconciliation between GAAP and non-GAAP net loss per share attributable to common stockholders:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
GAAP net loss per share to common stockholders, basic and diluted	$(0.50)	$(23.66)	$(0.85)	$(67.04)
Stock-based compensation	0.14	1.69	0.26	3.64

Non-GAAP net loss per share to common stockholders, basic and diluted	$(0.36)	$(21.97)	$(0.59)	$(63.40)

Reconciliation between GAAP and non-GAAP net loss attributable to common stockholders:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP net loss attributable to common stockholders, basic and diluted	$(19,322)	$(6,592)	$(32,943)	$(18,330)
Stock-based compensation	5,241	471	10,372	996

Non-GAAP net loss attributable to common stockholders, basic and diluted	$(14,081)	$(6,121)	$(22,571)	$(17,334)

Reconciliation between GAAP and non-GAAP gross profit and gross margin:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
GAAP gross profit	$16,421	$10,716	$32,172	$18,729
Stock-based compensation	113	4	299	8

Non-GAAP gross profit	$16,534	$10,720	$32,471	$18,737

GAAP gross margin	71.8%	67.3%	71.6%	65.5%
Stock-based compensation	0.5%	0.0%	0.7%	0.0%

Non-GAAP gross margin	72.3%	67.3%	72.3%	65.5%

Reconciliation between GAAP and non-GAAP operating expenses and operating loss:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
GAAP research and development expense	$5,148	$2,208	$9,926	$5,017
Stock-based compensation	(1,100)	(91)	(2,167)	(255)

Non-GAAP research and development expense	$4,048	$2,117	$7,759	$4,762

GAAP sales and marketing expense	$21,903	$10,828	$38,758	$21,687
Stock-based compensation	(1,899)	(126)	(3,754)	(250)

Non-GAAP sales and marketing expense	$20,004	$10,702	$35,004	$21,437

GAAP general and administrative expense	$8,432	$3,257	$15,919	$9,335
Stock-based compensation	(2,129)	(250)	(4,152)	(483)

Non-GAAP general and administrative expense	$6,303	$3,007	$11,767	$8,852

GAAP total operating expense	$35,483	$16,293	$64,603	$36,039
Stock-based compensation	(5,128)	(467)	(10,073)	(988)

Non-GAAP total operating expense	$30,355	$15,826	$54,530	$35,051

GAAP operating loss	$(19,062)	$(5,577)	$(32,431)	$(17,310)
Stock-based compensation	5,241	471	10,372	996

Non-GAAP operating loss	$(13,821)	$(5,106)	$(22,059)	$(16,314)

Reconciliation between GAAP and non-GAAP full year 2021 forecasted gross margin:

	Low	High
Forecasted 2021 GAAP gross margin	68%	71%
Estimated impact of stock-based compensation	2%	1%

Forecasted 2021 non-GAAP gross margin	70%	72%

# # #